                                                                    EXHIBIT 99.1

   Johnson & Johnson Contacts:                           ALZA Corporation Contacts:
Robert V. Andrews - Media Relations                   Karen L. Bergman -- Media & Investor Relations
732 524-3348                                          650 564-5622
Jeffrey J. Leebaw - Media Relations                   John C. Liu  -- Investor Relations
732 524-3350                                          650 564-5008
Helen E. Short - Investor Relations                   Patty Eisenhaur -- Investor Relations
732 524-6491                                          650 564-7942
Lesley Fishman - Investor Relations
732 524-3922
Andrea Ferris - Investor Relations
732 524-6486
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                                                           FOR IMMEDIATE RELEASE

               Johnson & Johnson to Merge with ALZA Corporation
                 In $10.5 Billion Stock-for-Stock Transaction

     New Brunswick, N.J. and Mountain View, Calif. (March 27, 2001) - Johnson &
Johnson (NYSE: JNJ), the world's most comprehensive and broadly based manufacturer of health care products, and ALZA Corporation (NYSE: AZA), a research-based pharmaceutical company and a leader in drug delivery technologies, today announced they have entered into a merger agreement under which Johnson & Johnson will merge with ALZA in a stock-for-stock exchange.

     The transaction has an estimated net equity value of $10.5 billion, as of the close of business on March 26, 2001, based upon ALZA's approximately 295 million fully diluted shares outstanding. ALZA shareholders will receive a fixed exchange ratio of .49 shares of Johnson & Johnson common stock for each share of ALZA in a tax-free transaction. Johnson & Johnson intends to account for the transaction as a pooling of interests.

     The boards of directors of Johnson & Johnson and ALZA have given approvals to the merger, which is subject to clearance under the Hart-Scott-Rodino
Antitrust Improvements Act and the European Union merger control regulation, and other customary closing conditions. The agreement will require the approval of ALZA's shareholders.

     Johnson & Johnson Board Chairman and Chief Executive Officer Ralph S.
Larsen said, "This exciting merger of two strong companies will strengthen several of our key pharmaceutical franchises, while accelerating sustainable revenue growth and bringing us important technologies for the future. It's an excellent strategic fit for Johnson & Johnson."

     William C. Weldon, a vice chairman of Johnson & Johnson, commented, "As a world leader in drug delivery technologies, ALZA will bring us significant new product opportunities and will enable us

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to extend product life-cycles.  Products and technologies from ALZA will enhance existing Johnson & Johnson growth platforms in areas that include oncology, women's health, urology, pain management and the central nervous system. Mr.
Weldon also said that ALZA will retain its name and management as a free-standing Johnson & Johnson company, and will continue to develop new products based on their drug delivery technologies for its other pharmaceutical customers."

     Ernest Mario, Ph.D., Chairman of the Board and Chief Executive Officer of
ALZA said, "Becoming part of Johnson & Johnson will benefit all of our key audiences - including patients, shareholders, customers and employees. The merger will enable our shareholders to gain significant value through ownership of Johnson & Johnson shares. This merger will enable our products to reach more patients worldwide, and will allow for the application of advanced drug delivery technologies to a broader spectrum of new and existing pharmaceutical products.
Our employees will benefit from the advantages that Johnson & Johnson, a large, highly successful corporation, can provide to enhance their personal and professional growth."

     The transaction is expected to close by the early part of the third quarter of 2001. The merger is expected to be dilutive to Johnson & Johnson in 2001 and 2002, and accretive in 2003 and thereafter. Excluding one-time charges, dilution to earnings per share is estimated to be $.14 and $.05 in 2001 and 2002, respectively. In January of 2001, Johnson & Johnson expressed comfort with the range of analyst estimates of $3.80-$3.88, as published by First Call.
As a result of underlying strength of the business, Johnson & Johnson anticipates being able to fund a portion of the impact of the merger. The
Company recommends that analysts reduce their full year estimates by $.10 in 2001 and that no changes be made to 2002 EPS estimates based on this transaction.

     ALZA Corporation, headquartered in Mountain View, California, is a research-based pharmaceutical company and a leader in drug delivery technologies. The company applies its delivery technologies to develop pharmaceutical products with enhanced therapeutic value for its own portfolio and for many of the world's leading pharmaceutical companies. ALZA's sales and marketing efforts have been

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                                      -3-

focused in oncology and urology. For further information on ALZA, access the company's web site: www.alza.com

     Johnson & Johnson, with sales of $29.1 billion, is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and professional markets.  Johnson & Johnson has 98,500 employees and 194 operating companies in 51 countries around the world, selling products in more than 175 countries.  For further information on the Company, Johnson & Johnson's web site is:  www.jnj.com
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                               NOTE TO INVESTORS

     Johnson & Johnson and ALZA will conduct a conference call with financial analysts to discuss this news release today at 9:00 a.m., Eastern Standard Time.
A simultaneous webcast of the call for interested investors and others may be accessed by visiting the Johnson & Johnson or ALZA web sites at

www.jnj.com or www.alza.com and clicking on "News Releases" in the Investor
-----------    ------------
Relations section.  A replay of the webcast will be available two hours after the live webcast by visiting the Johnson & Johnson website at www.jnj.com and
                                                              -----------
clicking on "Webcast Archives" in the Investor Relations section.

     (This press release contains "forward-looking statements" as defined in the
Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements.  Risks and uncertainties include general industry and market conditions; general domestic and international economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign healthcare reform; trends toward managed care and healthcare cost containment, and governmental laws and regulations affecting domestic and foreign operations.
A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson's Cautionary Statement filed as an Exhibit to the Company's report on Form 10K for the fiscal year ended January 2, 2000, and issued April 3, 2000, and in ALZA's filings with the Securities and Exchange
Commission.  Copies of this Form 10K are available on request from the Company.
The companies disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.) Johnson & Johnson and ALZA Corporation will file a proxy statement/prospectus and other documents regarding the proposed merger described in this press release with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Johnson &
Johnson and ALZA Corporation, and the proposed transaction. A definitive proxy statement/prospectus will be sent to security holders of ALZA Corporation seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available)
and other documents filed by Johnson & Johnson and ALZA with the SEC at the
SEC's web site at www.sec.gov. The definitive proxy statement/prospectus and
                  -----------
other documents may also be obtained free of cost by directing a request to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ  08933
Attn:  Investor Relations
Tel:  800 950-5089
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